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                                                                    EXHIBIT 21.1


                  EXHIBIT 21.1 SUBSIDIARIES OF THE REGISTRANT

                      LIGAND PHARMACEUTICALS, INCORPORATED

                              LIST OF SUBSIDIARIES




Name                                                             Jurisdiction of Incorporation
----                                                             -----------------------------
Glycomed Incorporated                                                     California

Ligand Pharmaceuticals, (Canada) Incorporated                             Saskatchewan, Canada

Allergan Ligand Retinoid Therapeutics, Inc.                               Delaware

Seragen Incoporated                                                       Massachusetts